Execution Version

AMENDMENT 1

TO

FUND PARTICIPATION AND SERVICE AGREEMENT

AXA Equitable Life Insurance Company (“AXA”), for itself and on behalf of one or more separate accounts of AXA (“AXA Separate Accounts”), MONY Life Insurance Company of America (“MLOA” and together with AXA, “Insurance Company”), for itself and on behalf of one or more separate accounts of MLOA (“MLOA Separate Accounts” and together with the AXA Separate Accounts, the “Separate Accounts”), American Funds Distributors, Inc. (“AFD”), American Funds Service Company (“Transfer Agent”), Capital Research and Management Company (“CRMC”), and the American Funds Insurance Series (the “Series”) agree to amend that certain Fund Participation and Service Agreement, dated January 2, 2013 (the “Agreement”), between AXA, AFD, Transfer Agent, CRMC and the Series, as of April 19, 2013. All capitalized terms used herein but not otherwise defined shall have the meaning ascribed such term in the Agreement.

WHEREAS, MLOA is an affiliate of AXA, with both MLOA and AXA being indirect wholly-owned subsidiaries of AXA Group;

WHEREAS, the parties to the Agreement wish to add MLOA as a party to the Agreement for the purpose of making Funds of the Series available to MLOA to serve as underlying investment options for certain Contracts offered by MLOA.

NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, AXA, MLOA, AFD, Transfer Agent, CRMC and the Series hereby agree as follows:

1.     MLOA shall be added as a party to the Agreement. The term “Insurance Company” shall apply to both AXA and MLOA, unless the context dictates otherwise.

2.     The first sentence of Section l.a. is hereby deleted and replaced with the following:

“As distributor of the Series, AFD agrees to make shares of all Funds in the Series available to the Insurance Company for itself and on behalf of the Separate Accounts on the attached Exhibit B pursuant to the terms of this Agreement.”

3.     Exhibit A is hereby deleted in its entirety.

4.     Exhibit B is hereby deleted and replaced with the Exhibit B attached hereto.

5.     Section 4.a.(iv) is hereby amended as follows:

(iv)(a) AXA will or has established the AXA Separate Accounts as separate accounts under New York Insurance law;

(b) MLOA will or has established the MLOA Separate Accounts as separate accounts under Arizona Insurance law;

6.     Section 9.c. is hereby amended as follows:

9.c.

Contingencies. All orders are subject to acceptance by Transfer Agent and become effective only upon confirmation by Transfer Agent. Upon confirmation, the Transfer Agent will verify total purchases and redemptions and the closing share position for each fund/account. In the case of delayed settlement, Transfer Agent and Insurance Company shall make arrangements for the settlement of redemptions by wire no later than the time permitted for settlement of redemption orders by the Investment Company Act of 1940.

Such wires for AXA should be sent to:

AXA Equitable Life
ACCOUNT NAME:	Insurance Company
BANK:	JPMorgan I Chase
ABA #:	021000021
DDA #:	372414334
Account Type:	Checking
(for example:
AmercanFunds Q1 2013
Reference Text:	12b-1 payment)

Such wires for MLOA should be sent to:

MLOA (MONY Life
ACCOUNT NAME:	Insurance Company of America)
BANK:	JPMorgan I Chase
ABA #:	021000021
DDA #:	323-161243
Account Type:	Checking
(for example:
AmercanFunds Q1 2013
Reference Text:	12b-1 payment)

Such wires for Transfer Agent should be sent to:

Wells Fargo Bank

707 Wilshire Blvd. 13th Floor

Los Angeles, CA 90017

ABA#: 121000248

AFS Account#: 4100-060532

For Credit to AFS acct. no. (account number and fund)

FBO AXA Equitable Life Insurance Company or

MLOA Life Insurance Company of America

7.    Section 18 is hereby amended by adding the following notification information:

If to AXA:

AXA Equitable Life Insurance Company

1290 Avenue of the Americas, 12th Floor

New York, NY 10010

Attention: Kenneth Kozlowski, Senior Vice President

Facsimile No.: (212) 314-2926

If to MLOA:

MONY Life Insurance Company of America

1290 Avenue of the Americas - 12th Floor

New York, NY 10104

Attention: Funds Management Group

8.     Except as expressly amended hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AXA Equitable Life Insurance Company
for itself and on behalf of the Separate Accounts

By:
Name:	Kenneth Kozlowski
Title:	Managing Director

MONY Life Insurance Company of America
for itself and on behalf of the Separate Accounts

By:
Name:	Kenneth Kozlowski
Title:	Senior Vice President

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
Name:	Timothy W. McHale
Title:	Secretary

AMERICAN FUNDS INSURANCE SERIES

By:
Name:	Steven I. Koszalka
Title:	Secretary

AMERICAN FUNDS SERVICE COMPANY

By:
Name:	Angela M. Mitchell
Title:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:
Name:	Michael J. Downer
Title:	Senior Vice President and Secretary

EXHIBIT B

Insurance Company Accounts

AXA Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
AXA Equitable Separate Account A	All Contracts
AXA Equitable Separate Account FP	All Contracts
AXA Equitable Separate Account I	All Contracts
AXA Equitable Separate Account 45	All Contracts
AXA Equitable Separate Account 49	All Contracts
AXA Equitable Separate Account 65	All Contracts
AXA Equitable Separate Account 66	All Contracts
AXA Equitable Separate Account 70	All Contracts
AXA Equitable Separate Account 206	All Contracts
AXA Equitable Separate Account 301	All Contracts

MONY Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
MONY Life Insurance Company of America Separate Account L	All Contracts